UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 5, 2016, Equifax Inc., a Georgia corporation (the “Company”), held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 108,361,654 shares were represented in person or by valid proxy at the Annual Meeting and the Company’s shareholders took the following actions:

1.    Election of Directors. Shareholders elected ten directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The vote totals for each of these individuals is as set forth below:

Director	Shares For	Shares Against	Shares Abstained
James E. Copeland, Jr.	95,154,996	3,423,962	178,489
Robert D. Daleo	94,050,261	4,520,816	186,370
Walter W. Driver, Jr.	89,600,423	8,967,909	189,115
Mark L. Feidler	97,651,107	928,487	177,853
L. Phillip Humann	92,056,669	6,520,535	180,243
Robert D. Marcus	98,095,220	459,816	202,411
Siri S. Marshall	93,478,928	5,066,541	211,978
John A. McKinley	97,638,777	927,739	190,931
Richard F. Smith	95,225,583	2,940,680	591,184
Mark B. Templeton	94,316,281	4,257,733	183,433

There were 9,604,207 broker non-votes with respect to each director nominee listed above.

2.    Advisory Vote on Compensation of Named Executive Officers. Shareholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. The vote totals were 81,036,684 shares for, 17,043,260 shares against, 677,503 share abstentions and 9,604,207 broker non-votes.

3.    Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The vote totals were 104,277,614 shares for, 3,874,665 shares against and 209,375 share abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2016	EQUIFAX INC.

/s/ John J. Kelley III
John J. Kelley III
Corporate Vice President, Chief Legal Officer and Corporate Secretary